UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2007, Center Bancorp, Inc. (the “Corporation”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Beacon Trust Company, a privately held limited purpose trust company with $1.3 billion in managed assets based in Madison, New Jersey. Once completed, the transaction will introduce for the first time to the Corporation’s customers a full range of trust and investment services, including investment management, executorship, trusteeship, estate planning, pension and profit sharing, and custodian capabilities.

Terms of the transaction call for the Corporation to acquire Beacon Trust for approximately $5.6 million in cash and an additional $4.7 million in stock, giving the transaction a total equity value of approximately $10.3 million. The companies expect to close the transaction during the second or third calendar quarters of 2007, contingent upon receiving regulatory approvals and approval from Beacon Trust Company’s shareholders.

Affiliates of Beacon Trust owning a total of 340,181 shares of Beacon Trust’s common stock have entered into a shareholders’ agreement pursuant to which they have agreed to vote their shares of Beacon Trust common stock in favor of the merger (the “Shareholders’ Agreement”).

The Corporation has issued a press release describing the execution of the Merger Agreement.

The foregoing descriptions of the Merger Agreement and Shareholders’ Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and Shareholders’ Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. A copy of the press release announcing the entry into the agreement is attached hereto as Exhibit 99.1.

All non-historical statements in this report (including statements regarding the expected impact of the proposed transaction, the anticipated accretive impact of the proposed transaction and the timing of the proposed transaction) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the market reaction to the proposed transaction, the ability of the Corporation to integrate its new business, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The Registrant has filed the following exhibits with this Current Report on Form 8-K.

Exhibit 10.1 Agreement and Plan of Merger, dated as of March 15, 2007, between Center Bancorp, Inc. and Beacon Trust Company.

Exhibit 10.2 Shareholders’ Agreement, dated as of March 15, 2007

Exhibit 99.1 Press Release of the Registrant, dated March 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley
Title: Chief Financial Officer

Dated: March 20, 2007

EXHIBIT INDEX

Exhibit 10.1 Agreement and Plan of Merger, dated as of March 15, 2007, between Center Bancorp, Inc. and Beacon Trust Company.

Exhibit 10.2 Shareholders’ Agreement, dated as of March 15, 2007

Exhibit 99.1 Press Release of the Registrant, dated March 16, 2007.